Exhibit 10.7
XX/XX/20XX

CDK GLOBAL, INC. 2014 OMNIBUS AWARD PLAN
RESTRICTED UNIT AWARD AGREEMENT
(Non-Employee Director)

CDK GLOBAL, INC. (the “Company”), pursuant to the 2014 Omnibus Award Plan (the “Plan”), hereby irrevocably grants to FirstName LastName (the “Participant”), on XXXX XX, 20__ a forfeitable Restricted Unit Award (the “Restricted Unit Award”), subject to the restrictions, terms and conditions herein.
WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it would be in the best interests of the Company and its stockholders to grant the award provided for herein to the Participant, on the terms and conditions described in this Restricted Unit Award Agreement (this “Agreement”).
NOW, THEREFORE, for and in consideration of the promises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, for themselves, and their permitted successors and assigns, hereby agree as follows:

1.	Terms and Conditions.

a)Grant. The Company hereby grants to the Participant XXXX of Restricted Units, on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.

b)Vesting. Subject to the other terms and conditions contained in this Agreement, the Restricted Period with respect to the Restricted Unit Award shall lapse on the earlier of (i) the XXXX anniversary of the grant date and (ii) the date of the Company’s XXXX annual meeting of stockholders.

c)Change in Control. Notwithstanding the forgoing, the Restricted Period with respect to the Restricted Unit Award shall lapse immediately prior to the consummation of a Change in Control if the Participant is a member of the Board at such time.

d)Payment. Upon the lapsing of the Restricted Period the Restricted Unit Award will be deferred and settled in (i) a like number shares of the Common Stock, par value $0.01 per share, of the Company, and (ii) a cash payment equal to the accrued Dividend Equivalents, without interest, 180 days after the date the Participant ceases to be a member of the Board or, if such event is not the Participant’s “separation from service” (as defined under Treas. Reg. § 1.409A-1(h)) with the Company, 180 days after the Participant’s separation from service with the Company. The Participant shall have no right to dividends or dividend equivalent payments in respect of this Restricted Unit Award during the Restricted Period.

e)Forfeiture. Except as otherwise determined by the Compensation Committee of the Board (the “Committee”) in its sole discretion, the unvested Restricted Unit Awards shall be forfeited without consideration to the Participant upon the Participant’s ceasing to be a member of the Board at any time prior to the expiration of the Restricted Period.

2.Incorporation by Reference. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan, and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.

3.Compliance with Legal Requirements. The granting and delivery of the Restricted Unit Award, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.

4.Transferability. The Restricted Unit Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate.

5.Dividend Equivalents and Voting Rights. With respect to each dividend declared and paid by the Company with a record date after the expiration of the Restricted Period and before the settlement date of the Restricted Units, the Participant’s Account shall be credited with Dividend Equivalents on each date a dividend is paid on Common Stock, in respect of the Restricted Units credited to such Participant on such dividend payment date. The Participant shall have no voting rights with respect to the Restricted Units.

6.No Other Rights as a Stockholder. Except as set forth herein, the Participant shall not have any rights as the owner of any shares of Common Stock subject to the Restricted Unit Award until any such shares are delivered to the Participant upon settlement of the Restricted Unit Award.

7.Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, the Restricted Units shall be canceled if the Participant (i) engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion or, (ii) without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement between the Participant and the Company and/or any Affiliate. If the Participant engages in any activity referred to in the preceding sentence, the Participant shall forfeit any gain realized in respect of the Restricted Units (which gain shall be deemed to be an amount equal to the Fair Market Value, on the date of distribution, of the shares of Common Stock delivered to the Participant, plus any cash paid to the Participant, upon settlement of the Restricted Units), and must repay such gain to the Company.

8.Miscellaneous.

a)Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

b)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

c)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

d)Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent of the Participant under the Plan.

e)Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

f)Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

CDK GLOBAL, INC.

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Lee J. Brunz
Vice President, General Counsel and Secretary

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